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                                                                    EXHIBIT 23.4



                                   CONSENT OF
                                LEHMAN BROTHERS
                                ---------------



     We hereby consent to the use of our opinion letter to the Board of Directors of Astoria Financial Corporation (the "Company") attached as Exhibit
23.4 to the Company's Joint Proxy Statement-Prospectus on Form S-4 (the "Prospectus") and dated as of the date thereof and to the references to our firm in the Prospectus under the headings "THE MERGER -- Opinions of Financial Advisors -- AFC." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                         LEHMAN BROTHERS INC.



                                         By: /s/ Craig P. Sweeney
                                             ------------------------------


New York, New York
July 9, 1998